UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:   January 16, 2009

CHINA HOUSING & LAND DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province
China 710054
(Address of principal executive offices) (zip code)

86-029-82582632
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of die following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the, Exchange Act (17 CFR240.13e-4(c))

CHINA HOUSING & LAND DEVELOPMENT. INC.
FORM 8-K/A

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to amend our Current Report on Form 8-K , which was initially filed with the Securities and Exchange Commission on January 16, 2009, to reflect additional information regarding the appointment of certain officers of the Company.

Item 5.02   Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2009, the Board of Directors of China Housing & Land Development, Inc. (the “Company”) elected Mr. Xiaohong Feng as Chief Executive Officer of the Company, Ms. Jing Lu as Chief Operating Officer of the Company and Mr. Genxiang Xiao as Vice-President of the Company. Mr. Feng replaces Mr. Pingji Lu who resigned as Chief Executive Officer but will remain as Chairman of the Company. Mr. Xiao resigned as Chief Administrative Officer upon being elected Vice-President of the Company and that position has been eliminated.

Mr. Feng, age 44, is a registered architect who also continues as a Managing Director on the Board. Mr. Feng joined the Company in 2003 and previously served as Chief Operating Officer from 2003 through 2008. Mr. Feng has more than 20 years of experience in architectural design and real estate development. Ms. Lu, age 29, is the daughter of Mr. Pingji Lu. Ms. Lu continues as Board Secretary and as the Company’s Investor Relations Officer. Ms. Lu served as Vice President of the Company from 2004 through 2008. Mr. Xiao, age 46, previously served as Chief Administrative Officer. Mr. Xiao will focus on mergers and acquisitions and on business development. Mr. Xiao continues as Managing Director on the Board. Mr. Xiao joined the Company in 1999.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2009	CHINA HOUSING & LAND DEVELOPMENT INC. By: /s/ Xiaohong Feng Name: Xiaohong Feng Title: Chief Executive Officer